NEWS

FOR IMMEDIATE RELEASE Monday, October 7, 2019	Investor Relations Contact: Alanna James (808) 835-3700 Investor.Relations@HawaiianAir.com Media Relations Contact: Alex Da Silva (808) 835-3712 News@HawaiianAir.com
Hawaiian Airlines Reports September and Third Quarter 2019 Traffic Statistics and Updates Expected Third Quarter 2019 Metrics

HONOLULU – Hawaiian Airlines, Inc., a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA) (“Hawaiian” or the “Company”), today announced its system-wide traffic statistics for the month and quarter ended September 30, 2019. The Company also updated its expectations for certain third quarter 2019 financial metrics.

Hawaiian welcomed more than 931,000 guests in September 2019. Total traffic (revenue passenger miles) increased 3.0 percent on an increase of 0.7 percent in capacity (available seat miles) compared to September 2018. Load factor increased 1.9 points to 85.5 percent.

For the third quarter ended September 30, 2019, Hawaiian welcomed more than 3 million guests. Total traffic increased 2.7 percent on a decrease of 0.4 percent in capacity. Load factor increased 2.7 points to 87.8 percent.

The table below summarizes September, third quarter, and year-to-date statistics compared to the respective prior-year periods.

SYSTEM-WIDE OPERATIONS1

SEPTEMBER	2019	2018	% CHANGE
PAX	931,280	918,715	1.4%
RPMs (000)	1,490,482	1,446,766	3.0%
ASMs (000)	1,742,249	1,729,723	0.7%
LF	85.5%	83.6%	1.9 pts

THIRD QUARTER	2019	2018	% CHANGE
PAX	3,071,854	3,039,107	1.1%
RPMS (000)	4,679,632	4,557,706	2.7%
ASMS (000)	5,331,914	5,352,976	(0.4)%
LF	87.8%	85.1%	2.7 pts

YEAR-TO-DATE	2019	2018	% CHANGE
PAX	8,853,052	8,948,975	(1.1)%
RPMS (000)	13,300,090	12,921,666	2.9%
ASMS (000)	15,341,510	15,104,500	1.6%
LF	86.7%	85.5%	1.2 pts

PAX	Passengers transported
RPM	Revenue Passenger Mile; one paying passenger transported one mile
ASM	Available Seat Mile; one seat transported one mile
LF	Load Factor; percentage of seating capacity filled
1Includes the operations of contract carriers under capacity purchase agreements.

Third Quarter 2019 Outlook

The Company has revised certain of its expectations for the quarter ended September 30, 2019 that were previously provided in its Second Quarter Earnings Release on July 30, 2019.

Specifically, the Company:

•	raised its estimates for operating revenue per ASM due to better than expected yields in long-haul markets, particularly in its International entity;

•	narrowed its estimates for operating cost per ASM excluding fuel and non-recurring items;

•	narrowed its estimates for gallons of jet fuel consumed; and

•	lowered its estimates for economic fuel cost per gallon.

The table below summarizes the Company’s revised expectations for the quarter ended September 30, 2019 expressed as an expected percentage change compared to the results for the quarter ended September 30, 2018.

Item	Prior Third Quarter 2019 Guidance	Revised Third Quarter 2019 Guidance	GAAP Equivalent	Prior GAAP Third Quarter 2019 Guidance	Revised GAAP Third Quarter 2019 Guidance
Operating revenue per available seat mile (ASM)	Down 1.5 - 4.5%	Down 0.5% - up 0.5%
Cost per ASM (CASM) excluding aircraft fuel and non-recurring items (a)	Up 3.5 - 6.5%	Up 4.5 - 5.5%	Cost per ASM (a)	Down 0.5% - Up 1.7%	Down 0.8% - Up 0.2%
Gallons of jet fuel consumed	Down 2.5 - 4.5%	Down 3.0 - 4.0%
Economic fuel cost per gallon (b)	$2.11	$2.04	Fuel cost per gallon (b)	$2.07	$1.99

(a) See Table 1 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.
(b) See Table 2 for a reconciliation of GAAP fuel costs to economic fuel costs.

Non-GAAP Financial Reconciliation

Table 1.
Operating Costs per Available Seat Mile (CASM)
(in thousands, except CASM data) (unaudited)

	Estimated three months ended September 30, 2019
GAAP operating expenses	$635,989		to	$642,227
Less: aircraft fuel, including taxes and delivery	(137,865)		to	(139,337)
Adjusted operating expenses - excluding aircraft fuel	$498,124		to	$502,890
Available Seat Miles	5,331,914		to	5,331,914
CASM – GAAP	11.93	¢	to	12.04	¢
Less: aircraft fuel, including taxes and delivery	(2.59)		to	(2.61)
CASM - excluding aircraft fuel	9.34	¢	To	9.43	¢

Table 2.
Hawaiian Holdings, Inc.
Economic Fuel Expense (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Estimated three months ending September 30, 2019
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$137,865	to	$139,337
Realized losses (gains) on settlement of fuel derivative contracts	3,400	to	3,400
Economic fuel expense	$141,265	to	$142,737
Fuel gallons consumed	69,247	to	69,969
Economic fuel costs per gallon	$2.04	to	$2.04

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the Company’s expectations regarding operating revenue per available seat mile, cost per available seat mile, and cost per available seat mile excluding fuel for the quarter ended September 30, 2019; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates, including due to the occurrence of natural disasters, such as hurricanes, earthquakes and tsunamis; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures, including the impact of rising industry capacity between North America and Hawai‘i; the Company's ability to continue to generate sufficient cash flow to support the payment of a quarterly dividend; changes in the Company's future capital needs; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof. The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

About Hawaiian Airlines
Hawaiian® has led all U.S. carriers in on-time performance for each of the past 15 years (2004-2018) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 90th year of continuous service, Hawaiian is Hawaii’s biggest and longest-serving airline. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (13) than any other airline, along with service from Japan, South Korea, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides, on average, more than 170 jet flights daily between the Hawaiian Islands, and over 260 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at Hawaiian Airlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.